                                                                  EXHIBIT 3.1(i)

                                 FIFTH RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.


     CB Commercial Real Estate Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The original name under which the Corporation was incorporated in the State of Delaware is CB Acquisition Corp.

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 9, 1989; the Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 15, 1989; the Second Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 17, 1989; the Third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 18, 1989; and the Fourth Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 2, 1996.

     THIRD: The Fifth Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

     FOURTH: The Fifth Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the Chief Executive Officer and the Secretary this 19th day of May, 1998.

                          CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.


                          By              /s/ James J. Didion
                             -------------------------------------------
                                        JAMES J. DIDION
                                       CHIEF EXECUTIVE OFFICER

ATTEST:


BY     /s/ Trude A. Tsujimoto
   -----------------------------------------
        TRUDE A. TSUJIMOTO
            SECRETARY
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                                                            EXHIBIT A

                                 FIFTH RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CB RICHARD ELLIS SERVICES, INC.



       FIRST:  The name of the corporation is:
       -----

               CB Richard Ellis Services, Inc.

       SECOND:  The registered office of the corporation in the State of
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Delaware is located at 1013 Centre Road, City of Wilmington, County of New
Castle. The name of the registered agent of the corporation at such address is Corporation Service Company.

       THIRD:  The purpose of the corporation is to engage in any lawful act or
       -----
activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

       FOURTH:
       ------

     A. The total number of shares of all classes of capital stock that the corporation is authorized to issue is 108,000,000, of which 8,000,000 shall be Preferred Stock ("Preferred Stock") and 100,000,000 shall be Common Stock ("Common Stock"). Both the Preferred Stock and Common Stock shall have a par value of $.01 per share.

     B. The Common Stock shall consist of a single class of 100,000,000 shares, each of which shall be identical. There shall be no cumulative voting.

     C. The Preferred Stock shall consist of a single class of 8,000,000 shares and may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the Preferred Stock in one or more series, to fix the designation and number of shares thereof and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding, plus the number of shares of such series issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation) the number of shares of any series. If the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

       FIFTH:  A director of the corporation shall not be liable to the
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corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of
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Delaware as the same exists or may hereafter be amended.  Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

       SIXTH:
       -----

     A. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "Indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The corporation shall not be required to indemnify and hold harmless a person in connection with a Proceeding (or part thereof) initiated by such person unless the Proceeding (or the part thereof initiated by such person) was authorized by the Board of Directors.

     B. The right to indemnification conferred by this Article SIXTH shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right. The corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by applicable law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this Article SIXTH or in any such contract.

     C. Except for any Proceeding described in the last sentence of Section A of Article SIXTH, upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this Article SIXTH and the corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any reasonable expenses incurred by the Indemnitee in connection with any Proceeding (other than a Proceeding described in the last sentence of Section A of Article SIXTH) consistent with the provisions of applicable law.

     D. Any repeal or modification of the foregoing provisions of this Article SIXTH shall not adversely affect any right or protection of any Indemnitee existing at the time of such repeal or modification.

       SEVENTH:  The Board of Directors is authorized to adopt, amend or repeal
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the By-laws of the corporation, without any action on the part of the stockholders, solely by the affirmative vote of at least a majority of the directors of the corporation then in office.

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